Exhibit 99.1

CSI Adds Four South Carolina School Districts

Monday April 28, 10:00 am ET

91 Percent of S.C. School Districts Entrust CSI

EASLEY, SC—(MARKET WIRE)—Apr 28, 2008 — Computer Software Innovations, Inc. (“CSI”) (OTC BB:CSWI.OB—News), provider of software and technology solutions primarily for the public sector, has increased its South Carolina client base with the addition of four school districts: Florence Public School District One, Georgetown County School District, Hampton County School District Two, and Laurens County School District 55. With the addition of CSI’s newest clients, 77 out of 85 South Carolina school districts trust and depend on CSI Accounting +Plus software to meet their organizations’ needs.

CSI’s ongoing communication with clients and ability to provide updates throughout the year are two reasons its software has remained a favorite among South Carolina school districts. Florence Public School District One’s Chief Financial Officer, Luther Rabon, cited CSI’s solid reputation as one of the main reasons his organization made the switch to the CSI system. When Rabon contacted many of the company’s current customers, they praised its commitment to providing a flexible solution. “I was particularly impressed with how well CSI listens to customers and makes adjustments to meet their needs,” said Rabon. His organization also found value in the multiple approaches CSI takes when receiving suggestions from its clients, particularly at regional User Groups. Customer feedback is welcomed at CSI, as it is a primary means of determining software modifications, future services, and improving customer support.

CSI’s local presence has generated a wealth of knowledge of state requirements that has carried over into other states throughout the Southeast. The company’s Vice President of Sales and Marketing, Burt Lancaster, explains, “One of our main goals is to be an authority to clients in each market we serve. We communicate regularly with people at the state level to make sure we know about any changes that will affect our customers. Our approach for the state of South Carolina is echoed in other areas we serve throughout the Southeast.”

About Computer Software Innovations, Inc.

CSI provides software and technology solutions primarily to public sector markets. CSI has more than doubled its revenue in the past two years to over $55 million by using organic growth and acquisitions to fuel an aggressive expansion from its Southeast base. Over 600 school, government, and non-profit organizations have CSI solutions that encompass financial management software specialized for the public sector, IT infrastructure, IP telephony, IP video surveillance, printing/imaging and interactive classroom technologies. More information about CSI (OTC BB:CSWI.OB—News) is available at www.csioutfitters.com.

Forward-Looking and Cautionary Statements

Certain information contained in this news release includes forward-looking statements that involve substantial risk and uncertainties. Any statement in this news release that is not a statement of an historical fact constitutes a “forward-looking statement.” Among other things, these statements relate to our financial condition, results of operations and business. When used in this news release, these forward-looking statements are generally identified by the words or phrases “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “project” or words of similar import. These forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks, uncertainties and other factors that may cause the actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. For more information on factors that could affect expectations, see the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.